EXHIBIT B




                               AGREEMENT AND

                           PLAN OF REORGANIZATION

                   AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 27th day of May, 2003, by and between ResCon Technology Corporation, a Nevada corporation ("Rescon") and Speed of Thought Trading Corporation, a New York corporation ("Speed") and its shareholders ("Speed Shareholders"), with reference to the following:

     A. Rescon is a Nevada corporation originally incorporated in Wyoming in 1968. Rescon has authorized capital stock of 1,000,000,000 shares, $.0001 par value, of which 3,458,091 shares are currently issued and outstanding. The common shares of Rescon are registered under section 12(g) of the Securities Exchange Act of 1934 and are traded on the OTCBB under the symbol RCTC.

     B. Speed is a privately held corporation organized under the laws of the State of New York on August 14, 2000.

     C. The respective Boards of Directors of Rescon and Speed have deemed it advisable and in the best interests of the Parties that a majority of the issued and outstanding Speed shares be acquired by Rescon, pursuant to the terms and conditions set forth in this Agreement.

     D. The Parties propose to enter into this Agreement which provides among other things that at least 80% of the outstanding shares of Speed be acquired by Rescon in a share for share exchange with those Speed
Shareholders wishing to exchange shares as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE 1
                              THE ACQUISITION

     1.01 Rescon shall acquire a total of up to a total of 9,000,000 restricted common shares of Speed held by Speed Shareholders in exchange for up to 9,000,000 restricted common shares of Rescon.

     1.02 At the Closing, Speed shall deliver at least 7,200,000 of the 9,000,000 issued and outstanding common shares of Speed, which represents 80% of the outstanding shares of Speed, duly endorsed so as to make Rescon the sole holder thereof, free and clear of all claims and encumbrances. If at least 9,000,000 Speed shares are not tendered, Rescon shall have no obligation to consummate this Agreement.

     1.03 At the Closing, Rescon shall deliver up to 9,000,000 restricted common shares of Rescon, issued in the names and amounts as set forth in Exhibit A of this Agreement for delivery to the Speed Shareholders.

     1.04 Following the reorganization, there may be a total of up to 15,138,591 common shares of Rescon issued and outstanding.

     1.05 It is the intent of the parties that the stock exchange contemplated hereby be treated for federal income tax purposes as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "IRC"). The parties shall report the transactions under this Agreement consistent with such treatment, shall keep such records and file such information with respect thereto as is required by Treasury Regulation 1.368-3.


                                 ARTICLE 2
                                THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 25 Fairchild Avenue, Suite 500-A, Plainview, New York 11803, Rescon's corporate offices, on or before June ___, 2003, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.


                                 ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF
                    SPEED OF THOUGHT TRADING CORPORATION

     Speed hereby represents and warrants to Rescon as follows:

     3.01 Speed shall deliver to Rescon, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of Speed including, but not limited to, balance sheets and profit and loss statements for the fiscal years ended December 31, 2002 and 2001, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of Speed at the dates thereof. (Schedule A)

          (b) Property. An accurate list and description of all property, real or personal, owned by Speed of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule B. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Speed incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Speed is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Speed (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Speed for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the
     assets is required to avoid a default thereunder.   (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Speed together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. Rescon shall be provided information regarding all persons or entities holding capital stock of Speed or any rights to subscribe for, acquire, or receive shares of the capital stock of Speed (whether warrants, calls, options, or conversion rights), including details of all stock option plans whether qualified or nonqualified, and other similar arrangements.

          (i) Officers and Directors. A complete and current list of all Officers and Directors of Speed. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Speed who received $1,000.00 or more in aggregate compensation from Speed whether in salary, bonus or otherwise, during the year 2002, or who is presently scheduled to receive from Speed a salary in excess of $1,000.00 during the year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)


          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Speed threatened, which may materially and adversely affect Speed. (Schedule K.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for Speed through the period ended December 31, 2002. (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Speed under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Speed has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Speed is qualified to do business and is in good standing. (Schedule O.)

          (p)  Subsidiaries.   A complete list of all subsidiaries of
     Speed.  (Schedule  P.)   The term "Subsidiary" or "Subsidiaries" shall
     include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Speed has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Speed, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Speed may have, other than those listed in the schedule on Union Matters. (Schedule R.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Speed in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Speed as an insured or beneficiary or as a loss payable payee or for which Speed has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Speed regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Speed as beneficiary covering the business activities of Speed. (Schedule T.)

          (u)  Licenses and Permits.  A complete list of all licenses,
     permits and other  authorizations of Speed.   (Schedule U.)

     3.02  Organization, Standing and Power.   Speed is a corporation duly
organized, validly existing and in good standing under the laws of the State of New York with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. Speed is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Speed is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

     3.04 Capitalization of Speed. The authorized capital stock of Speed consists of 10,000,000 shares of Common Stock, $.01 par value, of which the only shares issued and outstanding are 9,000,000, which shares were or will be duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Speed stock.

     3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, of Speed and by each Speed Shareholder. This Agreement constitutes the valid and binding obligation of Speed and the Speed Shareholders enforceable against them in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Rescon, Speed and the Speed Shareholders and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Speed's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Speed is a party or bound by.

     3.06 Absence of Undisclosed Liabilities. Speed has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     3.07 Absence of Changes. Since December, 31, 2002, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Speed.

     3.08 Tax Matters. All taxes and other assessments and levies which Speed is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Speed in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Speed income or business prior to the Closing Date.

     3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Speed or its shareholders are a party or by which Speed or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Speed or any securities representing the right to purchase or otherwise receive any such capital stock of Speed.

     3.10 Title to Assets. Except for liens set forth in Schedule C, Speed is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Speed is a party are valid and in full force and effect on the date hereof, and Speed has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Speed.

     3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Speed or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Speed. Speed has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     3.13 Governmental Regulation. To the knowledge of Speed and except as set forth in Schedule K, Speed is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Speed.

     3.14 Brokers and Finders. Speed shall be solely responsible for payment to any broker or finder retained by Speed for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     3.15 Accuracy of Information. No representation or warranty by Speed contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Rescon pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     3.16 Subsidiaries. Except as listed in Schedule P, Speed does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Speed or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     3.18 Improper Payments. Neither Speed, nor any person acting on behalf of Speed, including the Speed Shareholders, has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Speed (b) any customer, supplier or competitor of Speed or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Speed or (c) any political party or any candidate for elective political office nor has any fund or other asset of Speed been maintained that was not fully and accurately recorded on the books of account of Speed.

     3.19 Copies of Documents. Speed has made available for inspection and copying by Rescon and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Speed with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Speed or adversely affect the objectives of this Agreement.

     3.20 Investment Intent of Speed Shareholders. Each undersigned Speed Shareholder represents and warrants to Rescon that the shares of Rescon being acquired pursuant to this Agreement are being acquired for their own accounts and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                 ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF
                       RESCON TECHNOLOGY CORPORATION

     Rescon hereby represents and warrants to Speed as follows:

     4.01 Rescon shall deliver to Rescon, on or before Closing, the following:

          (a) Financial Statements. Audited financial statements of Rescon for the fiscal years ended August 31, 2002 and 2001 and unaudited financial statements through the quarter ended February 28, 2003, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of Rescon at the dates thereof. (Schedule AA)

          (b) Property. An accurate list and description of all property, real or personal owned by Rescon of a value equal to or greater than $1,000.00. (Schedule BB)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA.
     (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Rescon incurred or owing as of the date of this Agreement. (Schedule CC.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Rescon is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Rescon (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended August 31, 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Rescon
     for the repayment of  borrowed   money.  (Schedule EE.)

          (f)    Consents  Required.   A complete list of all agreements
     wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Rescon, together with all amendments thereto to the date hereof. (Schedule GG.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of Rescon or any rights to subscribe for, acquire, or receive shares of the capital stock of Rescon (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (i) Officers and Directors. A complete and current list of all officers and Directors of Rescon. (Schedule II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Rescon who received $1,000.00 or more in aggregate compensation from Rescon whether in salary, bonus or otherwise, during the year 2002, or who is presently scheduled to receive from Rescon a salary in excess of $1,000.00 during the year ending August 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (k)  Litigation.  A complete and accurate list (in all material
     respects) of all   material civil, criminal, administrative,
     arbitration or other such proceedings or   investigations (including
     without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Rescon threatened, which may materially and adversely affect Rescon. (Schedule KK.)

          (l) Tax Returns. Accurate copies of all tax returns of Rescon through the period ended August 31, 2002. (Schedule LL.)

               (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Rescon under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule MM.)

               (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Rescon has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

               (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Rescon is qualified to do business and is in good standing. (Schedule OO.)

               (p) Subsidiaries. A complete list of all subsidiaries of Rescon. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Rescon has an interest, direct or indirect.

               (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Rescon, if any. (Schedule QQ.)

               (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Rescon may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

               (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Rescon in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

               (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Rescon as an insured or beneficiary or as a loss payable payee or for which Rescon has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Rescon regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Rescon as beneficiary covering the business activities of Rescon. (Schedule TT.)

               (u) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Rescon. (Schedule UU.)


          4.02 Organization, Standing and Power. Rescon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted and has a registered corporate office in New York with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

          4.03 Qualification. Rescon is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Rescon is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

          4.04 Capitalization of Rescon. The authorized capital stock of Rescon consists of 1,000,000,000 shares of Common Stock, par value $.0001 per share, of which the only shares currently issued and outstanding are 3,458,091 shares, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Rescon stock.

          4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Rescon. This Agreement constitutes the valid and binding obligation of Rescon, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Rescon and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Rescon's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Rescon is a party or bound.

          4.06 Absence of Undisclosed Liabilities. Rescon has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

          4.07 Absence of Changes. Since the date of inception, there has not been any undisclosed material adverse changes in the condition (financial or otherwise), assets, liabilities, earnings or business of Rescon.

          4.08 Tax Matters. All taxes and other assessments and levies which Rescon is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Rescon in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section
4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Rescon income or business prior to the Closing Date.

          4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Rescon or its shareholders are a party or by which Rescon or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Rescon or any securities representing the right to purchase or otherwise receive any such capital stock of Rescon.

          4.10 Title to Assets. Except for liens set forth in Schedule CC, Rescon is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

          4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Rescon is a party are valid and in full force and effect on the date hereof, and Rescon has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Rescon.

          4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Rescon, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Rescon. Rescon has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

          4.13 Governmental Regulation. To the knowledge of Rescon and except as set forth in Schedule KK, Rescon is not in violation of or in default with respect to any applicable law or any  applicable rule,  regulation,
order,  writ or decree of any  court  or  any governmental    commission,
board, bureau, agency or instrumentality,  or  delinquent  with  respect
to  any   report  required  to  be filed with any governmental  commission, board, bureau,  agency  or instrumentality which  violation  or  default
could  have  a  material  adverse  effect  upon  the   business, operations
or financial condition of Rescon.

          4.14 Broker and Finders. Rescon shall be solely responsible for payment to any broker or finder retained by Rescon for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          4.15 Accuracy of Information. No representation or warranty by Rescon contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Rescon pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          4.16 Subsidiaries. Except as listed in Schedule PP, Rescon does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

          4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Rescon or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

          4.18 Improper Payments. No person acting on behalf of Rescon has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Rescon, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Rescon been maintained that was not fully and accurately recorded on the books of account of Rescon.

          4.19 Copies of Documents. Rescon has made available for inspection and copying by Speed, the Speed Shareholders and their duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission, the National Association of Securities Dealers and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, Rescon has made all required filings with the with the Securities and Exchange Commission, the National Association of Securities Dealers and all other governmental agencies, including but not limited to the Internal Revenue Service, on a timely basis. All such filings have contained information which is true and correct, to the best knowledge of the Board of Directors of Rescon after reasonable investigation, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Rescon or adversely effect the objectives of this Agreement with respect to Rescon including, but not limited to, the issuance and subsequent trading of the shares of common stock of Rescon to be received hereby, subject to compliance by the shareholders of Speed with applicable law.


                                 ARTICLE 5
                   CONDUCT AND TRANSACTIONS PRIOR TO THE
                     EFFECTIVE TIME OF THE ACQUISITION

          5.01 Conduct and Transactions of Speed. During the period from the date hereof to the date of Closing, Speed shall:

               (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

               (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

               (c) Obtain investment letters from the Speed Shareholders in a form substantially like that attached hereto as Exhibit A.

          Speed shall not during such period, except in the ordinary course of business, without the prior written consent of Rescon:

               (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

               (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

               (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

               (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

               (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

               (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

               (g)  Make any material change in its insurance coverage;

               (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

               (i) Enter into any agreement or make any commitment to any labor union or organization; or

               (j)  Make any capital expenditures.

          5.02 Conduct and Transactions of Rescon. During the period from the date hereof to the date of Closing, Rescon shall:

               (a) Conduct the operations of Rescon in the ordinary course of business.

          Rescon shall not during such period, except in the ordinary course of business, without the prior written consent of Speed:

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Rescon;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)  Make any material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization; or

          (j)  Make any material capital expenditures.


                                 ARTICLE 6
                           RIGHTS OF INSPECTION

          6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Speed and Rescon agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Speed or Rescon, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Speed and Rescon will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                 ARTICLE 7
                              INDEMNIFICATION

          7.01 Speed hereby agrees to indemnify and hold Rescon, its officers, directors, employees, sole shareholder, attorneys and agents and each person, if any, who controls Rescon within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against the following:

               (a) Any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments) (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Speed or any Speed Shareholder(s) contained in this Agreement or in any statement or certificate furnished or to be furnished by Speed or any Speed Shareholder(s) pursuant hereto or in connection with the transactions contemplated hereby; and

               (b) Any and all losses resulting from or arising out of the conduct of any business, any act or any omissions by or on behalf of Speed or any Speed Shareholder(s) prior to the Closing.

          7.02 Rescon hereby agrees, to indemnify and hold Speed, its officers, directors, employees and agents and each person, if any, who controls Speed within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act harmless from and against the following:

               (a) Any and all Losses resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Rescon contained in this Agreement or in any statement or certificate furnished or to be furnished by Rescon pursuant hereto or in connection with the transactions contemplated hereby.

          7.03 In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7.01 or 7.02 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party")
in writing.   A delay in giving notice shall only relieve the Indemnifying
Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages, not an injunction or other equitable relief, and unless the Indemnifying Party:

(i) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party, and

(ii) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party, in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (I) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

                                 ARTICLE 8
                           CONDITIONS TO CLOSING

          8.01 Conditions to Obligations of Rescon. The obligation of Rescon to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Rescon.

               (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Speed which in the opinion of Rescon would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Speed set forth in
          Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

               (b) Performance of Obligations. Speed shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Speed shall have complied in all material respects with the course of conduct required by this Agreement.

               (c) Corporate Action. Speed shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Rescon that Speed has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

               (d) Consents. Execution of this Agreement by the Speed Shareholders and any consents necessary for or approval of any party listed on any Schedule delivered by Speed whose consent or approval is required pursuant thereto shall have been obtained.

               (e) Financial Statements. Rescon shall have been furnished with audited financial statements of Speed including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2002 and December 31, 2001. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Rescon as of the periods stated.

               (f) Statutory Requirements. All statutory requirements for the valid consummation by Rescon of the transactions contemplated by this Agreement shall have been fulfilled.

               (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Rescon for consummation of the transactions contemplated by this Agreement shall have been obtained.


               (h) Changes in Financial Condition of Rescon. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Rescon, except expenditures in furtherance of this Agreement.

               (i) Absence of Pending Litigation. Rescon is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

               (j) Authorization for Issuance of Stock. Speed shall have received in form and substance satisfactory to counsel for Speed a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Rescon issue stock certificates representing ownership of up to 9,000,000 restricted shares of common stock of Rescon to the Speed Shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

          8.02 Conditions to Obligations of Rescon. The obligation of Rescon to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Rescon.

               (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Rescon, which in the opinion of Speed, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Rescon set forth in
          Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

               (b) Performance of Obligations. Rescon shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Rescon shall have complied in all respects with the course of conduct required by this Agreement.

               (c) Corporate Action. Rescon shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Speed that Rescon has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

               (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Rescon, whose consent or approval is required pursuant thereto, shall have been obtained.

               (e) Financial Statements. Speed shall have been furnished with audited financial statements of Rescon including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end August 31, 2002 and 2001 and unaudited financial statements through the quarter ended February 28, 2003. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Rescon as of the periods stated.

               (f) Statutory Requirements. All statutory requirements for the valid consummation by Rescon of the transactions contemplated by this Agreement shall have been fulfilled.

               (g)  Governmental  Approval.    All authorizations, consents,
          approvals, permits and orders of all federal and state governmental agencies required to be obtained by Rescon for consummation of the transactions contemplated by this Agreement shall have been obtained.


               (h) Employment Agreements. Existing Rescon employment agreements will have been delivered to counsel for Speed.

               (i) Changes in Financial Condition of Speed. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Speed, except expenditures in furtherance of this Agreement.

               (j) Absence of Pending Litigation. Speed is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

               (k)  Shareholder Approval.   At least 80% of the Speed
          Shareholders shall have approved the Agreement and Plan of Reorganization.


                                 ARTICLE 9
                       MATTERS SUBSEQUENT TO CLOSING

          9.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.


                                 ARTICLE 10
                   NATURE AND SURVIVAL OF REPRESENTATIONS

          10.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Speed or Rescon pursuant hereto, or otherwise adopted by Speed, by its written approval, or by Rescon by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Speed or Rescon as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                 ARTICLE 11
        TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

          11.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

               (a) By mutual written consent of the Boards of Directors of Speed and Rescon.

               (b) By the Board of Directors of Speed if any of the conditions set forth in Section 8.02 shall not have been satisfied by the Closing Date.

               (c) By the Board of Directors of Speed if any of the conditions set forth in Section 8.01 shall not have been satisfied by the Closing Date.

          11.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 11 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.
Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                 ARTICLE 12
                   EXCHANGE OF SHARES; FRACTIONAL SHARES

          12.01 Exchange of Shares. At the Closing, Rescon shall issue a letter to the transfer agent of Rescon with a copy of the resolution of the Board of Directors of Rescon authorizing and directing the issuance of up to 9,000,000 restricted Rescon shares as set forth in Exhibit A to this Agreement.

          12.02 Restrictions on Shares Issued to Rescon. Due to the fact that Speed Shareholders will receive shares of Rescon common stock in connection with the acquisition which have not been registered under the1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Rescon will contain the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of
          counsel to the Corporation   that such registration is required.

                                 ARTICLE 13
                               MISCELLANEOUS

          13.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

          13.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

  If to "Rescon"                         If to "Speed "
  Rescon Technology Corporation          Speed of Thought Trading Corporation
  Vanderbilt Center                      25 Fairchild Avenue, Suite 500-A
  Vanderbilt Motor Parkway, Suite 200    Plainview, New York 11803
  Hauppage, New York 11788


     13.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 13.03 shall be valid if authorized or ratified by the Board of Directors of such party.

     13.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Speed or Rescon shall not constitute a waiver of the right to pursue other available remedies.

     13.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Speed and Rescon.

     13.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     13.08 Each Party to Bear its Own Expense. Speed and Rescon shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

     13.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.


  "Speed"                                  "Rescon"

  Speed of Thought Trading Corporation     ResCon Technology Corporation



  By:_________________________________     By:_______________________________
  Christian Nigohossian, President         Christian Nigohossian, President

  "Speed Shareholders"



  ----------------------   --------------------   --------------------
  Abe Silverman            Helen Silverman        Alex Sacchetti


  ----------------------   --------------------   --------------------
  Ann Marie Fandetta       Anthony Kanjer         Anthony Tarzia


  ----------------------   --------------------   --------------------
  Bernice Cole             Brian Gamble           Brian Levenstein


  ----------------------   --------------------   --------------------
  Bruce MacDonald          Charles Lazio          Charles S. Jenkins


  ----------------------   --------------------   --------------------
  Barbara G. Jenkins       Curtis Cryer           Christopher W. Record

                                     23



  ----------------------   --------------------   --------------------
  Darrell Brubaker         David Buttigieg        David G. Courington


  ----------------------   --------------------   --------------------
  David Kring              Demetrios Capiris      Cynthia Capiris


  ----------------------   --------------------   --------------------
  Donald A. Baker          Donald L Leahart       Donnie Hoffard



  ----------------------   --------------------   --------------------
  Douglas E. Springer      Douglas H. Juntunen    Dr. Gyan


  ----------------------   --------------------   --------------------
  Ed Thornton              Eddie Morgan           Marlas Morgan


  ----------------------   --------------------   --------------------
  Edwin Vickerman          Ernest H. Gosselin     Erwin Herlinger


  ----------------------   --------------------   --------------------
  Eugene Pankey            Frank R. Haberstroh    Fred Thorp


  ----------------------   --------------------   --------------------
  Gary Wilson              Gary Wollan            George F. Bingham


  ----------------------   --------------------   --------------------
  George W. Bierman        German Valbuena        Gordon D. Johnson


  ----------------------   --------------------   --------------------
  Colleen T. Johnson       Gunther Schmid         Heigel Farrell


  ----------------------   --------------------   --------------------
  Herman J Zwald           Howard Kogen           Isabel Kogen


  ----------------------   --------------------   --------------------
  Jack Clemens             James A Borland        James Carnavalla


                                     24



  ----------------------   --------------------   --------------------
  James Emore              James L. Milligan      James Mackey


  ----------------------   --------------------   --------------------
  James McIlrath           James McKay            James Ranieri


  ----------------------   --------------------   --------------------
  James Shaap              James Y. Tsai          James Tucker


  ----------------------   --------------------   --------------------
  Jameson Ford             Jeffrey Meyer          Jennifer E. Chambers


  ----------------------   --------------------   --------------------
  Jerry A. Benson          Jerry Stevenson        John Badurek


  ----------------------   --------------------   --------------------
  John K. Fitch III        John S. Gibbons        John A. Lombardo


  ----------------------   --------------------   --------------------
  John Joseph Macklin      John R. McClenon       John N. Meeks


  ----------------------   --------------------   --------------------
  John E. Oliver           John Reynolds          John Swartz


  ----------------------   --------------------   --------------------
  John Wihey               Joseph Baker           Joseph Goins


  ----------------------   --------------------   --------------------
  Joseph Kelly             Joseph Musso           Joseph Pacell


  ----------------------   --------------------   --------------------
  Kieran O'Niell           Kurt Kubie             L. Michael Lipnick


  ----------------------   --------------------   --------------------
  Lanny D. Baker           Laurence Urgelles      Lawrence Kaplan

                                     25





  ----------------------   --------------------   --------------------
  Lee Weldon               Les Buntin             Liliana M. Castro


  ----------------------   --------------------   --------------------
  Lonsdale Painting &      Mark Aranson           Mark Summers
  Decorating, Inc.


  ----------------------   --------------------   --------------------
  Matthew Y. Mo            Vera Mo                Melvin C. Lewin


  ----------------------   --------------------   --------------------
  Michael Hearn            Michael Holness        Michael Janickey


  ----------------------   --------------------   --------------------
  Michael King             Nels J. Anderson, Jr.  Patrick Blees


  ----------------------   --------------------   --------------------
  Paul Ferandell           Paul Pantina           Paul Sarno


  ----------------------   --------------------   --------------------
  Annemarie Sarno          Philip J. Klezek       Ray Haase


  ----------------------   --------------------   --------------------
  Raymond V. Caccavalle    Richard Cutler         Richard E. Dwelle


  ----------------------   --------------------   --------------------
  Robert Callighan         Robert Chatigian       Robert M. Goodfriend


  ----------------------   --------------------   --------------------
  Robert McCalla           Robert Quinn           Joanne Quinn


  ----------------------   --------------------   --------------------
  Dr. Robert Rosenthal     Robert W. Smith        Robert Taylor


  ----------------------   --------------------   --------------------
  Robert D. Toomey         Roger A. Psota         Ronald Sattler

                                     26




  ----------------------   --------------------   --------------------
  Ronald A. Ulven          Rory Jackson           Sandy Sanduval


  ----------------------   --------------------   --------------------
  Stanley E. Fry           Stella Louros          Constantine Louros


  ----------------------   --------------------   --------------------
  Stephen A. Quinn         Steven Koopman         Thomas Gleasure


  ----------------------   --------------------   --------------------
  Timothy J. Baierwick     Timothy A. Cornell     Tom Flack


  ----------------------   --------------------   --------------------
  Tony Pitko               Vincent Valente        W. Tyler Logan


  ----------------------   --------------------   --------------------
  W.M. Neighbors, Jr.      Warren Diehl           Wesley G. Crawford


  ----------------------   --------------------   --------------------
  William Blythe III       William S. Medinger    William K. Wang


  ----------------------   --------------------
  William Warmuth          Christian Nigohossian


                                     27